UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): SEPTEMBER 11, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4.01. Changes in Registrant’s Certifying Accountant.

     (b)  On September 11, 2007, Atari, Inc. (the “Company”) engaged JH Cohn LLP (“JH Cohn”), an independent registered public accounting firm, to audit the Company’s financial statements at March 31, 2008 and for the fiscal year ending on that date, as well as to review the Company’s interim financial statements during that fiscal year and to perform other audit related services for the Company. The decision to retain JH Cohn and the determination of the compensation to be paid to it was made by the Audit Committee of the Company’s Board of Directors. As previously announced, the Company’s current independent registered public accounting firm, Deloitte & Touche LLP, informed the Company that it did not want to stand for re-election as the Company’s auditors and that its engagement will cease upon completion of its audit and issuance of its report on the Company’s March 31, 2007 financial statements.

     During the two fiscal years ended March 31, 2006 and 2007, and through September 11, 2007, neither the Company, nor anyone on its behalf, consulted with JH Cohn with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by JH Cohn to the Company that JH Cohn concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ David R. Pierce
David R. Pierce
President and Chief Executive Officer

Date: September 12, 2007

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